UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2012

PATHEON INC.

(Exact name of registrant as specified in its charter)

Canada	000-54283	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Patheon Pharmaceuticals Services Inc. 4721 Emperor Boulevard, Suite 200 Durham, NC		27703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 226-3200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “Amended Form 8-K”) for Patheon Inc. (the “Company”) amends the Current Report on Form 8-K originally filed with the Securities and Exchange Commission on August 13, 2012 disclosing the separation from the Company of Mark J. Kontny, Ph.D. (the “Original Form 8-K”). This Amended Form 8-K is being filed to disclose the entry by Dr. Kontny and the Company into the Agreement (as defined below). Except for the disclosures related to the Agreement, the disclosures made in this Amended Form 8-K are as of August 13, 2012, the date of the Original Form 8-K, and have not been amended, updated or otherwise modified.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2012, Patheon Inc. (the “Company”) announced that Mark J. Kontny, Ph.D., President, Global Pharmaceutical Development Services and Chief Scientific Officer, is no longer employed by the Company, effective as of this date.

A copy of the press release announcing Dr. Kontny’s separation is attached hereto as Exhibit 99.1.

On January 8, 2013, Patheon Pharmaceuticals Services Inc., an indirect wholly owned subsidiary of the Company, and Dr. Kontny entered into a Severance and Release of Claims Agreement (the “Agreement”). Pursuant to the Agreement, Dr. Kontny will receive a total of $520,000, payable in 12 equal monthly installments, in exchange for providing the Company and its affiliates a customary release of claims and agreeing to abide by customary confidentiality, nondisparagement and cooperation provisions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2013	PATHEON INC.

	By:	/s/ Stuart Grant
Stuart Grant
Executive Vice President, Chief Financial Officer